UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors (the “Board”) of Amerigon Incorporated (the “Company”) held on August 24, 2011, pursuant to its powers under the Bylaws of the Company, the Board increased its size from seven (7) to eight (8) directors. At the same meeting, the Board appointed Carlos Mazzorin to fill the vacancy created by such increase.

From 2007 to 2010, Mr. Mazzorin, 69, served as the President and Chief Operating Officer of Magna Electronics, Inc. Prior to that, beginning in 2002, Mr. Mazzorin served as the President and Chief Operating Officer of Magna Mirrors. Mr. Mazzorin has over 40 years of experience in the automotive industry, having worked at General Motors Corporation and Ford Motor Co. in progressively responsible supply chain and operations management positions. He retired from Ford in 2002 after 30 years of service at which time he held the position of Group Vice President of South America and Asia Pacific Operations and Global Purchasing. Mr. Mazzorin currently serves on the Board of Directors of privately-held Bombardier Recreational Products and Management Engineers Consulting.

Mr. Mazzorin will serve on the Nominating Committee and will be compensated in the same manner as the other independent directors for his service on the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also at the August 24, 2011 Board meeting, the Board approved the Restated Articles of Incorporation (the “Restated Articles”). The Restated Articles incorporate all of the Company’s previous amendments to its Articles of Incorporation, including all of the previously filed Certified Resolutions of the Board designating various series of the Company’s Preferred Stock.

As of the date of this Current Report on Form 8-K and as set forth in the Restated Articles, the Company’s authorized shares consist of an aggregate 59,991,000 shares of capital stock, comprised of 55,000,000 shares of Common Stock and 4,991,000 shares of Preferred Stock, of which 25,000 shares are designated as Series B Preferred Stock and 7,000 shares are designated as Series C Preferred Stock. 9,000 shares of our Preferred Stock were designated as Series A Preferred Stock prior to the Board approving the Restated Articles. All 9,000 shares of Series A Preferred Stock were originally issued in 1999 and then redeemed in 2006. The Company’s Articles of Incorporation, prior to the Board’s adoption of the Restated Articles, provided that shares of Series A Preferred Stock that were redeemed by the Company are no longer authorized and available for issuance. Accordingly, the Restated Articles reflect the reduction in the Company’s authorized Preferred Stock resulting from the redemption of all 9,000 shares of Series A Preferred Stock. Furthermore, because there are no longer any shares of Series A Preferred Stock authorized, the provisions of the Company’s Articles of Incorporation designating the rights, preferences, privileges and restrictions of such shares are no longer applicable and have been removed in the Restated Articles.

The Company filed the Restated Articles with the Michigan Department of Licensing and Regulatory Affairs on August 25, 2011. The Restated Articles are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

3.1	Restated Articles of Incorporation of Amerigon Incorporated, filed with the Michigan Department of Licensing and Regulatory Affairs on August 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

By:	/S/ BARRY G. STEELE
Barry G. Steele,
Chief Financial Officer

Date: August 25, 2011

EXHIBIT INDEX

Number	Description

3.1	Restated Articles of Incorporation of Amerigon Incorporated, filed with the Michigan Department of Licensing and Regulatory Affairs on August 25, 2011